Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 10-KSB of Dotronix, Inc. of our report dated September 28, 2006, relating to the consolidated financial statements of Dotronix, Inc. as of and for the years ended June 30, 2006 and 2005, and to incorporation by reference in the registration statements on Form S-8 (Nos. 33-64993 and 333-31020) and SB-2 filed on June 2, 2004.

/s/  Lurie Besikof Lapidus &Company, LLP

Minneapolis, Minnesota

September 28, 2006